SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 12, 2005
(Date of Report)
(Date of Earliest Event Reported)

ONYX SOFTWARE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Washington	0-25361	91-1629814
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1100 – 112th Avenue N.E., Suite 100, Bellevue, WA 98004-4504
(Address of Principal Executive Offices, including Zip Code)

(425) 451-8060
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 1.01. Entry into a Material Definitive Agreement.

     The information set forth below under Item 3.02 of this current report on Form 8-K is incorporated by reference into this Item 1.01.

Item 3.02. Unregistered Sales of Equity Securities.

     On May 12, 2005, Onyx Software Corporation entered into a Common Stock Purchase Agreement (the “Agreement”) for the sale of 2,825,097 newly issued shares of common stock in a private placement. Onyx anticipates that the transaction will result in net proceeds to the company of approximately $7.8 million, after deducting the estimated offering costs. Onyx intends to use the net proceeds for working capital and general corporate purposes, as well as to accelerate its recently announced new strategic direction.

     Under the terms of the Agreement, three independent members of Onyx’s Board of Directors, Teresa A. Dial, William B. Elmore and Robert M. Tarkoff, and one of the Company’s officers, Chief Financial Officer Robert J. Chamberlain, will purchase 2,825,097 shares at a price of $2.78 per share, which represents the closing bid price of Onyx common stock on May 12, 2005, the date of execution of the definitive Agreement. This transaction was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated under the Securities Act, on the basis that the transaction did not involve a public offering and each purchaser was an accredited investor as defined by Rule 501 under the Securities Act. The transaction is expected to close, subject to customary closing conditions, no later than May 17, 2005.

     A registration statement under the Securities Act has not been filed with respect to the shares of common stock sold under the Agreement, nor does Onyx have any future commitment to file a registration statement with respect to such shares.

     A copy of the Agreement is attached as Exhibit 10.1 and is incorporated into this current report by reference. A copy of Onyx’s press release relating to this private placement is attached as Exhibit 99.1 and is incorporated into this current report by reference.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits.

10.1	Common Stock Purchase Agreement dated May 12, 2005 between Onyx Software Corporation and the purchasers named therein

99.1	Press Release of Onyx Software Corporation, dated May 13, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONYX SOFTWARE CORPORATION
Date: May 13, 2005	By:	/s/ Robert J. Chamberlain
		Name:	Robert J. Chamberlain
Its: Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Common Stock Purchase Agreement dated May 12, 2005 between Onyx Software Corporation and the purchasers named therein
99.1	Press Release of Onyx Software Corporation, dated May 13, 2005